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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 9,315,077 shares of common stock under the COR Therapeutics, Inc. 1998 Non-Officer Equity Incentive Plan, the COR Therapeutics, Inc. 1994 Non-Employee Directors' Stock Option Plan and the COR Therapeutics, Inc. 1991 Equity Incentive Plan of our report dated January 22, 2001 with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Boston, Massachusetts
February 11, 2002